Filed pursuant to Rule 433(d)
Registration Statement No. 333-127834-09

Term Sheet	Date Prepared: February 9th , 2006

Citigroup Mortgage Loan Trust Asset-Backed Certificates,

[CITIGROUP LOGO]

Series 2006-WFHE1

Approximate Total Offered Size: $409,540,000

Citigroup Global Markets Realty Corp.

Seller

Wells Fargo Bank N.A.

Servicer

Citigroup Mortgage Loan Trust, Inc.

Depositor

Tranche	Amount(1)	Int. Type / Class	Coupons(2)	Ratings (S&P/Moodys)		WAL (Call/ Mat)(3)	Window (Call/ Mat)(3)
OFFERED CERTIFICATES
Class A-1A	176,024,000	FLT/SR/SEQ		AAA	Aaa	1.00 / 1.00	1 - 22 / 1 - 22
Class A-1B	57,392,000	FLT/SR/SEQ		AAA	Aaa	2.00 / 2.00	22 - 28 / 22 - 28
Class A-1C	60,215,000	FLT/SR/SEQ		AAA	Aaa	3.25 / 3.25	28 - 60 / 28 - 60
Class A-1D	48,785,000	FLT/SR/SEQ		AAA	Aaa	6.34 / 7.83	60 - 82 / 60 - 186
Class M-1	14,657,000	Floating / Mezz		AA+	Aa1	4.84 / 5.36	44 - 82 / 44 - 156
Class M-2	13,382,000	Floating / Mezz		AA	Aa2	4.75/ 5.25	42 - 82 / 42 - 149
Class M-3	8,710,000	Floating / Mezz		AA -	Aa3	4.70 / 5.17	41 - 82 / 41 - 141
Class M-4	6,585,000	Floating / Mezz		A+	A1	4.66 / 5.12	40 - 82 / 40 - 135
Class M-5	6,584,000	Floating / Mezz		A	A2	4.64/ 5.07	39 - 82 / 39 - 129
Class M-6	5,523,000	Floating / Mezz		A-	A3	4.63 / 5.02	39 - 82 / 39 - 123
Class M-7	4,886,000	Floating / Mezz		BBB+	Baa1	4.61 / 4.95	38 - 82 / 38 - 116
Class M-8	2,761,000	Floating / Mezz		BBB	Baa2	4.60 / 4.90	38 - 82 / 38 - 109
Class M-9	4,036,000	Floating / Mezz		BBB-	Baa3	4.60 / 4.84	38 - 82 / 38 - 104
NON-OFFERED CERTIFICATES
Class M-10	3,611,000	Floating / Mezz		BB+	Ba1
Class M-11	4,249,000	Floating / Mezz		BB	Ba2

(1) Certificate sizes are subject to change (+/- 5%)

(2) The Class A Certificates will bear interest at variable rates, and their respective margins will increase by 2x following the Optional Termination Date; the Class M Certificates will bear interest at variable rates and their margins will increase by 1.5x following the Optional Termination Date

(3) Based on Pricing Prepayment Assumption

Transaction Overview:

Sole Manager:	Citigroup Global Markets, Inc	Expected Pricing Date:	February 16, 2006
Rating Agencies:	S&P / Moody’s	Expected Settlement Date:	February 28, 2006
Trustee:	[U.S. Bank, N.A.]	Trust Administrator	[Citibank N.A.]

For Further Information:

Mortgage Finance Phil Seares (212) 723-1145 Taruna Reddy (212) 723-6748 Matthew Fallon (212) 723-6334	MBS Trading Matthew Cherwin (212) 723-6217 Eliot Rubenzahl (212) 723-6325 Ted Counihan (212) 723-6325	MBS Structuring Shekhar Shah (212) 723-5386 Neil Aggarwal (212) 723-6420

*All numbers are preliminary and subject to change.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-877-858-5407

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities. You may withdraw your indication of interest at any time

TRANSACTION SUMMARY

Title of Securities:	Citigroup Mortgage Loan Trust, Series 2006-WFHE1

Offered Certificates:

Approximately $342,416,000 senior floating-rate Certificates (the Class A-1A, Class A-1B, Class A-1C and Class A-1D Certificates) and approximately $67,124,000 mezzanine floating-rate Certificates (the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, and Class M-9 Certificates).

Non-Offered Certificates:	Class M-10, Class M-11, Class CE, Class P, Class R and Class R-X Certificates

Class A Certificates:	Class A-1A, Class A-1B, Class A-1C and Class A-1D Certificates

Class M Certificates:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, and Class M-11 Certificates

Seller:	Citigroup Global Markets Realty Corp.

Originator:	Wells Fargo Bank N.A. (100.00%)

Servicer:

Wells Fargo Bank N.A.

Wells Fargo Bank N.A. currently has a Servicer Quality rating of SQ1 by Moodys, a rating of strong by S & P and a rating of RPS1 by Fitch as a Primary Servicer of subprime residential mortgage loans

Depositor:	Citigroup Mortgage Loan Trust, Inc.

Credit Risk Manager:

Clayton Fixed Income Services Inc. (formerly known as The Murrayhill Company) will act as the trust’s representative in advising the Servicers regarding certain delinquent and defaulted mortgage loans, and in monitoring and reporting to the trust administrator on the performance of such mortgage loans.

Trust Administrator:	Citibank N.A.

Trustee:	[U.S. Bank, N.A.]

Collateral:	2,859 adjustable-rate and fixed-rate, first and second lien, closed-end, subprime mortgage loans with an aggregate scheduled principal balance as of the Cut-off Date of approximately $ 424,834,836.

The characteristics of the pool of Mortgage Loans delivered on the Closing Date are not expected to differ materially from the characteristics of the Mortgage Loans described herein although the range of mortgage rates, maturities and certain other characteristics of the Mortgage Loans set forth in this term-sheet may vary by as much as 5%.

Closing Date:	On or about February 28, 2006

Distribution Dates:	25th of each month, or if such day is not a business day, the next succeeding business day, commencing March 27, 2006

Cut-off Date:	February 1, 2006

Payment Delay:	The Offered Certificates have a 0 day delay

Day Count:	The Offered Certificates are Actual/360

Administrative Fee Rate:	Sum of the Servicing Fee, Trustee Fee and Credit Risk Manager Fee equal to 0.515% per annum.

Denomination:	$25,000 and multiples of $1 in excess thereof.

Legal Final Maturity:	For all classes the legal final maturity is expected to be January 2036.

SMMEA Eligibility:	None of the Offered Certificates will be SMMEA eligible.

ERISA Eligibility:	All Offered Certificates may be ERISA eligible.

Tax Status:	The Offered Certificates will be treated as REMIC regular interests for federal income tax purposes.

STRUCTURE SUMMARY

Structure:	Senior/Subordinate/Overcollateralization Structure

Pricing Prepayment Assumption:

Fixed-Rate Mortgage Loans: 4% to 23% CPR for months 1 to 12 and 23% CPR thereafter Adjustuble-Rate Mortgage Loans: 5% CPR in month 1, an additional 1/11th of 22% CPR for each month thereafter, building to 27% CPR in month 12 and remaining constant at 27% CPR until month 23, remaining constant at 60% CPR from month 24 until month 27, and remaining constant at 30% CPR from month 28 and thereafter.

Pass-Through Rate:

•      The monthly Pass-Through Rate for the Class A and Class M Certificates on each Distribution Date is the lesser of:

•      (1) the Formula Rate

•      (2) the Net WAC Cap for that Distribution Date

•      The Formula Rate for the Class A and Class M Certificates is as follows:

•   On or prior to the Optional Termination Date: The lesser of (i) 1-Month LIBOR plus a margin which will be set at pricing for the Class A and Class M Certificates and (ii) the maximum cap rate.

•   After the Optional Termination Date: The lesser of (i)1-Month LIBOR plus 2x the initial margin for the Class A Certificates and 1-Month LIBOR plus 1.5x the initial margin for the Class M Certificates (ii)and the maximum cap rate.

Principal Payments for Class A Certificates:

Prior to the Stepdown Date or if a Trigger Event occurs, the Class A Certificates will receive ALL of the principal collected on the mortgage loans plus any Excess Interest from the mortgage loans and proceeds from the cap agreement required to build to or maintain the Targeted Overcollateralization Amount.

On or after the Stepdown Date and assuming no Trigger Event is in effect, principal distributed to the Class A Certificates will be an amount such that the Class A Certificates will have approximately 38.80% of the current principal balance of the Mortgage Loans as credit enhancement (which is 2x the initial credit support).

Principal Payments for Class M Certificates:

The Class M Certificates will NOT receive any principal payments prior to the Stepdown Date, or if a Trigger Event occurs, unless the aggregate principal balance of the Class A Certificates is reduced to zero.

Thereafter (assuming no Trigger Event is in effect), principal will be shared among the Class M Certificates to maintain, in each case, approximately 2x their respective initial credit support.

Maximum Cap Rate:

For any Distribution Date, the Maximum Cap Rate will equal the weighted average Maximum Net Mortgage Rates of the Mortgage Loans plus any amounts expressed as a per annum rate of payments from the Cap Agreement divided by the outstanding principal balance of the mortage loans. The Maximum Cap Rate is subject to an adjustment based on the actual number of days that have elapsed in the related Interest Accrual Period.

STRUCTURE SUMMARY

Principal Remittance Amount:

For any Distribution Date, an amount equal to the aggregate of:

(i)          the principal portion of all scheduled monthly payments on the Mortgage Loans actually received or advanced on or prior to the related Determination Date;

(ii)         the principal portion of all proceeds received in respect of the repurchase of a Mortgage Loan, or, in the case of a substitution, amounts representing a principal adjustment, as required by the pooling and servicing agreement during the related Prepayment Period; and

(iii)        the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period net of reimbursements, including reimbursements to the trustee and the servicer, to the extent applied as recoveries of principal on the Mortgage Loans.

Optional Termination:

10% cleanup call based on the Cut-off Date Principal Balance of the mortgage loans. If such call is exercised, the Class A and Class M Certificate holders are entitled, to the extent of funds available, to:

•      Outstanding principal balance of the Class A and Class M Certificates

•      Current interest accrued on such balance at the related Pass-Through Rate

•      Interest previously earned but not paid (if any)

•      “LIBOR Carryover Amount” (if any)

Net WAC Cap:

For any Distribution Date, Net WAC Cap will equal the weighted average Net Mortgage Rates of the Mortgage Loans. The Net WAC Cap is subject to an adjustment based on the actual number of days that have elapsed in the related Interest Accrual Period.

Net Mortgage Rate:	For each Mortgage Loan the applicable Mortgage Rate less the Administrative Fee Rate.

STRUCTURE SUMMARY

LIBOR Carryover Amount:

The excess, if any, of (i) the amount of interest the Class A and Class M Certificates would have accrued for such Distribution Date based on its respective Formula Rate, over (ii) the amount of interest the Certificates accrued for such Distribution Date based on the Net WAC Cap, plus the unpaid portion of any such excess from prior Distribution Dates plus interest accrued thereon at the respective Formula Rate.

Interest Carry Forward Amount:

As of any Distribution Date, the sum of:

(x) the excess, if any, of the Accrued Certificate Interest and any Interest Carry Forward Amount for the prior Distribution Date, over the amount in respect of interest actually distributed on each class on such prior Distribution Date and

(y) interest on such excess at the applicable Pass-Through Rate on the basis of the actual number of days elapsed since the prior Distribution Date.

Excess Interest:

Excess Interest, to the extent it is not used for other required purposes, including to absorb realized losses on the Mortgage Loans, to cover certain interest shortfalls on the Certificates, to reimburse previously allocated losses, or to fund any Overcollateralization Deficiency, Interest Carry Forward and Allocated Realized Losses, will be available to make distributions of the LIBOR Carryover Amount to the Certificates in an amount equal to any reductions in the amount of interest distributable to such holders caused by application of the Net WAC Cap.

Senior Enhancement Percentage:

For any Distribution Date, the percentage obtained by dividing

(x) the sum of:

(i) the aggregate Certificate Principal Balance of the Class M Certificates, and

(ii) the overcollateralization amount, in each case before taking into account the distribution of the Principal Distribution Amount on such Distribution Date by

(y) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period.

Available Funds:

For any Distribution Date, the sum, net of amounts reimbursable therefrom to the Servicer, the Trustee, or Credit Risk Managers of: (i) the aggregate amount of scheduled monthly payments on the Mortgage Loans due during the related Due Period and received on or prior to the related Determination Date; (ii) unscheduled payments in respect of the Mortgage Loans (including prepayments, insurance proceeds, liquidation proceeds, subsequent recoveries and proceeds from repurchases of and substitutions for the Mortgage Loans, occurring during the related Prepayment Period or proceeds from the repurchase of the Mortgage Loans due to the Optional Termination of the Trust); (iii) all Servicer Advances with respect to the Mortgage Loans received for such Distribution Date; and (iv) all compensating interest paid by the Servicer in respect of prepayment interest shortfalls for the related period.

Principal Distribution Amount:

On any Distribution Date, the lesser of (i) the aggregate outstanding Certificate Principal Balance of the Class A and Class M Certificates and (ii) the Principal Remittance Amount minus any Overcollateralization Release Amount.

STRUCTURE SUMMARY

Class A Principal Distribution Amount:

With respect to any Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, 100% of the principal received on the Mortgage Loans. With respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, an amount, not less than zero, equal to the excess of (i) the aggregate outstanding Certificate Principal Balance of the Class A Certificates over (ii) the lesser of (a) approximately 61.20% of the outstanding principal balance of the Mortgage Loans on the last day of the related Due Period and (b) the outstanding principal balance of the Mortgage Loans as of the last day of the related Due Period minus 0.50% of the aggregate principal balance of the Mortgage Loans as of the cut-off date.

All distributions of principal to the Class A Certificates on any Distribution Date will be distributed first to the Class A-1A Certificates, second to the Class A-1B Certificates, third to the Class A-1C Certificates and fourth to the Class A-1D Certificates, in each case until the Certificate Principal Balance of each such class of Certificates has been reduced to zero.

Notwithstanding the foregoing, on any Distribution Date on or after which the aggregate Certificate Principal Balance of the Class M and Class CE Certificates has been reduced to zero, principal will be allocated to Class A Certificates on a pro-rata basis.

Class M Principal Distribution Amount:

For each Class M Certificate with respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, the excess of (i) the sum of (a) the aggregate outstanding Certificate Principal Balance of all more senior Certificates after distribution of all more senior Principal Distribution Amounts on the related Distribution Date and (b) the outstanding Certificate Principal Balance of the respective Class M Certificates over (ii) the lesser of (a) approximately 100% minus 2X the respective Class M Certificates initial credit support percentage of the outstanding principal balance of the Mortgage Loans on the last day of the related Due Period and (b) the outstanding principal balance of the Mortgage Loans as of the last day of the related Due Period minus 0.50% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off date.

Cap Agreement:

On the Closing Date, the Trustee will enter into a Cap Agreement with the Cap Provider for the benefit of the Class A and Class M Certificates. The Cap Provider will be obligated to make monthly payments to the Trustee (based on a notional amount) when one-month LIBOR exceeds the strike rate for the related period. The schedule containing the notional amounts are in the tables on page [14].

STRUCTURE SUMMARY

Payment Priority:

On each Distribution Date, Available Funds from the Mortgage Loans will be distributed as follows:

1.    To pay interest on the Class A Certificates on a pro-rata basis based on the entitlement of such class, including any accrued unpaid interest from a prior Distribution Date, and then, excluding any accrued unpaid interest from prior Distribution Dates, to pay interest to the Class M Certificates, sequentially.

2.    Prior to the Stepdown Date or if a Trigger Event is in effect an amount up to the Principal Ditribution Amount will be distributed as follows:

a)    To pay the Class A Principal Distribution Amounts to the Class A Certificates, until each such class is reduced to zero. Principal paid to the Class A Certificates will be distributed sequentially to the Class A-1A, Class A-1B, Class A-1C and Class A-1D Certificates until the Certificate Principal Balances thereof have been reduced to zero (except as otherwise specified under “Class A Principal Distribution Amount”).

b)    To pay any remaining Principal Distribution Amount to the Class M Certificates sequentially until the Certificate Principal Balance of each such class has been reduced to zero.

3.    On or after the Stepdown Date and if a Trigger Event is not in effect an amount up to the Principal Distribution Amount will be distributed as follows:

a)    Class A Principal Distribution Amounts to the Class A Certificates, until each such class has been reduced to zero. Principal paid to the Class A Certificates will be distributed sequentially to the Class A-1A, Class A-1B, Class A-1C and Class A-1D Certificates until the Certificate Principal Balances thereof have been reduced to zero (except as otherwise specified under “Class A Principal Distribution Amount”).

b)    To pay the respective Class M Principal Distribution Amount, sequentially to the respective Class M Certificates until each such class is reduced to zero.

4. From Excess Interest, if any, to cover current losses

5. From Excess Interest, if any, to the Certificates then entitled to receive distributions in respect of principal in order to reduce the Certificate Principal Balance of the Certificates to the extent necessary to maintain the required level of credit support in the following order of priority:

• Class A Certificates

• Class M Certificates, sequentially

6. From Excess Interest, if any, to pay the Interest Carry Forward Amounts on the Class M Certificates, sequentially.

7. From Excess Interest, if any, to pay Allocated Realized Loss Amounts on the Class M Certificates, sequentially.

8. From Excess Interest, if any, to pay any LIBOR Carryover Amounts in the following order of priority, in each case to the extent of amounts remaining in the reserve account:

(i)          to the Class A Certificates, on a pro rata basis based first on outstanding Certificate Principal Balance and second on such remaining undistributed LIBOR Carryover Amounts,

(ii)         sequentially to the Class M Certificates any such remaining undistributed LIBOR Carryover Amounts for each class

9. From the cash received from the cap agreement to cover interest carry forward amounts on the Class A Certificates.

10. To pay the cash received from the cap agreement pursuant to clauses (4) to (8) above.

11. To the holders of the Class CE Certificates as provided in the Pooling and Servicing Agreement.

12. To the holders of the Class R Certificates, any remaining amounts.

CREDIT ENHANCEMENT SUMMARY

Stepdown Date:

The earlier to occur of:

(i) the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates is zero, and

(ii) the later to occur of:

(x) the Distribution Date in March 2009 and

(y) the first Distribution Date on which the Senior Enhancement Percentage is greater than or equal to twice its initial amount

Trigger Event:

On a Distribution Date, a Trigger Event will be in effect if:

(i)     the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date.

(ii)      If the aggregate principal balance of 60+ Day Delinquent Loans equals or exceeds [40.5%] of the Senior Enhancement Percentage.

Distribution Date Percentage	Percentage
March 2008 through February 2009	[1.15]%
March 2009 through February 2010	[2.60]%
March 2010 through February 2011	[4.05]%
March 2011 through February 2012	[5.25]%
March 2012 and thereafter	[5.90]%

60+ Day Delinquent Loan:

The percentage obtained by dividing (x) the aggregate Stated Principal Balance of (i) Mortgage Loans Delinquent 60 days or more, (ii) REO Properties and (iii) Mortgage Loans in foreclosure and in bankruptcy by (y) the aggregate Stated Principal Balance of the Mortgage Loans, in each case, calculated prior to taking into account payments of principal on the Mortgage Loans due on the related Due Date or received during the related Prepayment Period.

CREDIT ENHANCEMENT Summary

Credit Enhancement:	Credit Enhancement will be provided by: • Excess Interest • Overcollateralization • Subordination

Initial Credit Support*		On or After Stepdown Date*
Class	Percentage**	Class	Percentage**
A	19.40%	A	38.80%
M-1	15.95%	M-1	31.90%
M-2	12.80%	M-2	25.60%
M-3	10.75%	M-3	21.50%
M-4	9.20%	M-4	18.40%
M-5	7.65%	M-5	15.30%
M-6	6.35%	M-6	12.70%
M-7	5.20%	M-7	10.40%
M-8	4.55%	M-8	9.10%
M-9	3.60%	M-9	7.20%
M-10	2.75%	M-10	5.50%
M-11	1.75%	M-11	3.50%
* Includes Overcollateralization
**Approximate

Overcollateralization Amount:

For any Distribution Date the excess, if any, of (a) the sum of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments received or advanced on or before the related Determination Date and principal prepayments received during the related Prepayment Period) over (b) the sum of the aggregate Certificate Principal Balance of the Class A , Class M and Class P Certificates, after giving effect to distributions to be made on such Distribution Date.

Overcollateralization Deficiency:

As of any Distribution Date, the excess, if any, of:

(x) the Targeted Overcollateralization Amount for such Distribution Date over

(y) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after taking into account the reduction on such Distribution Date of the Certificate Principal Balances of all classes of Certificates from distributions of the Principal Remittance Amount, but prior to taking into account any Allocated Realized Loss Amounts on such Distribution Date.

Overcollateralization Release Amount:

As of any Distribution Date, the lesser of (a) the Principal Remittance Amount and (b) the excess, if any, of:

(x) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after taking into account the reduction on such Distribution Date of the Certificate Principal Balances of all classes of Certificates from distributions of the Principal Remittance Amount, but prior to taking into account any Allocated Realized Loss Amounts on such Distribution Date, over (y) the Targeted Overcollateralization Amount for such Distribution Date.

CREDIT ENHANCEMENT SUMMARY

Targeted Overcollateralization Amount:

As of any Distribution Date, the Targeted Overcollateralization Amount (a) prior to the Stepdown Date, is an amount equal to approximately 1.75% of the Principal Balance of the Mortgage Loans as of the Cut-off date; (b) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (i) approximately 3.50% of the then current aggregate outstanding Principal Balance of the Mortgage Loans as of the last day of the related due period and (ii) 0.50% of the principal balance of the Mortgage Loans as of the Cut-off date; and (c) on or after the Stepdown Date and if a Trigger Event is in effect, the Targeted Overcollateralization Amount for the immediately preceding Distribution Date.

Allocation of Losses/ Subordination:

Realized losses on the Mortgage Loans will be applied:

•      First to reduce the Excess Interest, cash from the cap agreement, and overcollateralization amount

•      Then to the Class M Certificates, reverse sequentially, until each such class has been reduced to zero

•      In no event will losses be allocated to the Class A Certificates

Advances:	Subject to certain limitations, the Servicers must advance delinquent payments of principal and interest on the mortgage loans.

Compensating Interest:	The Servicer is obligated to offset any Prepayment Interest Shortfall, on any Distribution Date, with Compensating Interest to the extent of one-half of its Servicing Fee for each Distribution Date.

STRUCTURE SUMMARY

Net WAC Cap and Effective Maximum Rate for the Class A Certificates

Period	NWC(1) (%)	Effective Max Rate (2,3) (%)	Period	NWC(1) (%)	Effective Max Rate (2,3) (%)
1	8.09	20.14	43	8.23	20.27
2	6.53	20.15	44	8.50	20.27
3	6.74	20.15	45	8.22	20.27
4	6.53	20.15	46	8.50	20.27
5	6.74	20.15	47	8.22	20.27
6	6.53	20.15	48	8.22	20.27
7	6.53	20.15	49	9.09	20.27
8	6.79	20.15	50	8.21	20.28
9	6.57	20.16	51	8.48	20.28
10	6.79	20.16	52	8.20	20.28
11	6.57	20.16	53	8.47	20.28
12	6.57	20.16	54	8.20	20.28
13	7.27	20.17	55	8.19	20.29
14	6.57	20.17	56	8.46	20.29
15	6.79	20.17	57	8.19	20.29
16	6.57	20.18	58	8.46	20.29
17	6.79	20.18	59	8.18	20.30
18	6.57	20.18	60	8.18	20.30
19	6.57	20.19	61	9.05	20.30
20	6.81	20.19	62	8.17	20.30
21	6.98	20.20	63	8.44	20.30
22	8.54	20.21	64	8.17	12.66
23	8.25	20.22	65	8.44	13.07
24	8.23	20.22	66	8.16	12.64
25	8.78	20.23	67	8.16	12.63
26	8.22	20.23	68	8.43	13.04
27	8.49	20.24	69	8.15	12.61
28	8.21	20.24	70	8.42	11.50
29	8.48	20.25	71	8.15	10.80
30	8.20	20.25	72	8.14	10.81
31	8.20	20.25	73	8.70	11.57
32	8.48	20.25	74	8.14	10.83
33	8.22	20.26	75	8.40	11.20
34	8.53	20.26	76	8.13	10.85
35	8.25	20.26	77	8.40	11.22
36	8.25	20.27	78	8.12	10.87
37	9.13	20.27	79	8.12	10.88
38	8.25	20.27	80	8.39	11.25
39	8.52	20.27	81	8.11	10.90
40	8.24	20.27	82	8.38	11.28
41	8.51	20.27	83	N/A	10.93
42	8.23	20.27

Assumptions:

(1)	Assumes 1mLIBOR, 6mLIBOR and 1 Year TSY stays at 4.57%, 4.89% and 4.66% respectively and the cashflows are run to the 10% Optional Termination at the pricing speed.
(2)	Assumes 1mLIBOR, 6mLIBOR and 1 Year TSY increase instantaneously to 20.00% and the cashflows are run to the 10% Optional Termination at the pricing speed.
(3)	Includes proceeds from Cap Agreement

Net WAC Cap and Effective Maximum Rate for the Class M Certificates

Period	NWC(1) (%)	Effective Max Rate (2,3) (%)	Period	NWC(1) (%)	Effective Max Rate (2,3) (%)
1	8.09	20.93	43	8.23	20.84
2	6.53	20.93	44	8.50	20.86
3	6.74	20.93	45	8.22	20.88
4	6.53	20.93	46	8.50	20.90
5	6.74	20.93	47	8.22	20.92
6	6.53	20.93	48	8.22	20.93
7	6.53	20.93	49	9.09	20.93
8	6.79	20.93	50	8.21	20.93
9	6.57	20.93	51	8.48	20.93
10	6.79	20.93	52	8.20	20.93
11	6.57	20.93	53	8.47	20.93
12	6.57	20.93	54	8.20	20.93
13	7.27	20.93	55	8.19	20.93
14	6.57	20.93	56	8.46	20.93
15	6.79	20.93	57	8.19	20.93
16	6.57	20.93	58	8.46	20.93
17	6.79	20.93	59	8.18	20.93
18	6.57	20.93	60	8.18	20.93
19	6.57	20.59	61	9.05	20.93
20	6.81	21.11	62	8.17	20.93
21	6.98	21.12	63	8.44	20.93
22	8.54	20.93	64	8.17	10.26
23	8.25	20.93	65	8.44	10.60
24	8.23	20.93	66	8.16	10.25
25	8.78	20.93	67	8.16	10.24
26	8.22	20.93	68	8.43	10.57
27	8.49	20.93	69	8.15	10.22
28	8.21	20.93	70	8.42	10.55
29	8.48	20.93	71	8.15	10.21
30	8.20	20.93	72	8.14	10.20
31	8.20	20.93	73	8.70	10.89
32	8.48	20.93	74	8.14	10.18
33	8.22	20.93	75	8.40	10.51
34	8.53	20.93	76	8.13	10.16
35	8.25	20.93	77	8.40	10.49
36	8.25	20.93	78	8.12	10.15
37	9.13	20.93	79	8.12	10.14
38	8.25	20.88	80	8.39	10.47
39	8.52	20.82	81	8.11	10.12
40	8.24	20.81	82	8.38	10.45
41	8.51	20.82	83	N/A	10.10
42	8.23	20.83

Assumptions:

(1)	Assumes 1mLIBOR ,6mLIBOR and 1 Year TSY stays at 4.57%, 4.89% and 4.66% respectively and the cashflows are run to the 10% Optional Termination at the pricing speed.
(2)	Assumes 1mLIBOR, 6mLIBOR and 1 Year TSY increase instantaneously to 20.00% and the cashflows are run to the 10% Optional Termination at the pricing speed.
(3)	Includes proceeds from the Cap Agreement

Cap Agreement Schedule, Strike= 4.75% for all Periods.

Period	Notional Balance ($)	Period	Notional Balance ($)
1	417,400,000.00	33	117,037,154.36
2	411,754,792.19	34	112,642,712.64
3	405,201,032.69	35	108,406,137.50
4	397,755,858.07	36	104,321,164.65
5	389,442,143.12	37	100,382,295.15
6	380,288,791.45	38	100,378,180.65
7	370,330,878.80	39	96,844,000.16
8	359,609,737.48	40	93,436,027.69
9	348,201,526.15	41	90,149,694.68
10	336,481,174.93	42	86,980,597.29
11	325,147,535.76	43	83,924,494.52
12	314,187,825.37	44	80,977,300.72
13	303,589,684.00	45	78,135,079.87
14	293,341,161.26	46	75,394,040.01
15	283,430,702.61	47	72,750,527.95
16	273,847,136.20	48	70,201,024.10
17	264,579,660.15	49	67,742,137.55
18	255,614,872.92	50	65,370,601.30
19	246,937,630.03	51	63,083,267.68
20	238,088,431.02	52	60,877,103.95
21	226,600,580.15	53	58,749,188.08
22	206,091,714.70	54	56,628,887.58
23	187,714,235.93	55	54,577,318.79
24	171,475,195.16	56	52,598,398.38
25	158,621,658.66	57	50,689,355.70
26	152,734,307.21	58	48,847,847.47
27	147,058,628.33	59	47,067,109.04
28	141,586,910.24	60	45,349,443.59
29	136,311,726.88	61	43,692,584.78
30	131,225,922.81	62	42,094,348.78
31	126,322,612.22	63	40,552,631.30
32	121,595,153.54	64	0.00

Sensitivity Analysis – To Maturity
Percent of Prepay Assumption	50%	100%	150%	200%

Class A-1A
WAL	1.69	1.00	0.71	0.56
Principal Window	1 - 41	1 - 22	1 - 16	1 - 12
Principal Window End	July 2009	December 2007	June 2007	February 2007

Class A-1B
WAL	4.24	2.00	1.55	1.16
Principal Window	41 - 66	22 - 28	16 - 21	12 - 16
Principal Window End	August 2011	June 2008	November 2007	June 2007

Class A-1C
WAL	7.58	3.25	1.85	1.57
Principal Window	66 - 124	28 - 60	21 - 24	16 - 21
Principal Window End	June 2016	February 2011	February 2008	November 2007

Class A-1D
WAL	15.31	7.83	2.38	1.92
Principal Window	124 - 317	60 - 186	24 - 34	21 - 26
Principal Window End	July 2032	August 2021	December 2008	April 2008

Class M-1
WAL	10.00	5.36	6.94	4.54
Principal Window	53 - 282	44 - 156	34 - 120	26 - 84
Principal Window End	August 2029	February 2019	February 2016	February 2013

Class M-2
WAL	9.97	5.25	5.04	3.77
Principal Window	53 - 273	42 - 149	52 - 92	40 - 65
Principal Window End	November 2028	July 2018	October 2013	July 2011

Class M-3
WAL	9.94	5.17	4.43	3.29
Principal Window	53 - 262	41 - 141	47 - 87	36 - 61
Principal Window End	December 2027	November 2017	May 2013	March 2011

Class M-4
WAL	9.91	5.12	4.16	3.09
Principal Window	53 - 253	40 - 135	45 - 83	34 - 59
Principal Window End	March 2027	May 2017	January 2013	January 2011

Sensitivity Analysis – To Maturity (Continued)
Percent of Prepay Assumption	50%	100%	150%	200%

Class M-5
WAL	9.86	5.07	3.98	2.95
Principal Window	53 - 244	39 - 129	42 - 79	32 - 56
Principal Window End	June 2026	November 2016	September 2012	October 2010

Class M-6
WAL	9.81	5.02	3.84	2.85
Principal Window	53 - 234	39 - 123	40 - 75	31 - 53
Principal Window End	August 2025	May 2016	May 2012	July 2010

Class M-7
WAL	9.73	4.95	3.71	2.76
Principal Window	53 - 223	38 - 116	39 - 71	30 - 50
Principal Window End	September 2024	October 2015	January 2012	April 2010

Class M-8
WAL	9.65	4.90	3.63	2.70
Principal Window	53 - 210	38 - 109	38 - 66	29 - 47
Principal Window End	August 2023	March 2015	August 2011	January 2010

Class M-9
WAL	9.54	4.84	3.54	2.65
Principal Window	53 - 202	38 - 104	37 - 63	29 - 45
Principal Window End	December 2022	October 2014	May 2011	November 2009

Assumptions:
1. Prepayments are capped at 85CPR.

Sensitivity Analysis – To Call
Percent of Prepay Assumption	50%	100%	150%	200%

Class A-1A
WAL	1.69	1.00	0.71	0.56
Principal Window	1 - 41	1 - 22	1 - 16	1 - 12
Principal Window End	July 2009	December 2007	June 2007	February 2007

Class A-1B
WAL	4.24	2.00	1.55	1.16
Principal Window	41 - 66	22 - 28	16 - 21	12 - 16
Principal Window End	August 2011	June 2008	November 2007	June 2007

Class A-1C
WAL	7.58	3.25	1.85	1.57
Principal Window	66 - 124	28 - 60	21 - 24	16 - 21
Principal Window End	June 2016	February 2011	February 2008	November 2007

Class A-1D
WAL	12.99	6.34	2.38	1.92
Principal Window	124 - 167	60 - 82	24 - 34	21 - 26
Principal Window End	January 2020	December 2012	December 2008	April 2008

Class M-1
WAL	9.17	4.84	4.03	2.80
Principal Window	53 - 167	44 - 82	34 - 49	26 - 36
Principal Window End	January 2020	December 2012	March 2010	February 2009

Class M-2
WAL	9.17	4.75	4.07	2.99
Principal Window	53 - 167	42 - 82	49 - 49	36 - 36
Principal Window End	January 2020	December 2012	March 2010	February 2009

Class M-3
WAL	9.17	4.70	4.05	2.99
Principal Window	53 - 167	41 - 82	47 - 49	36 - 36
Principal Window End	January 2020	December 2012	March 2010	February 2009

Class M-4
WAL	9.17	4.66	3.87	2.90
Principal Window	53 - 167	40 - 82	45 - 49	34 - 36
Principal Window End	January 2020	December 2012	March 2010	February 2009

Sensitivity Analysis – To Call (Continued)
Percent of Prepay Assumption	50%	100%	150%	200%

Class M-5
WAL	9.17	4.64	3.70	2.77
Principal Window	53 - 167	39 - 82	42 - 49	32 - 36
Principal Window End	January 2020	December 2012	March 2010	February 2009

Class M-6
WAL	9.17	4.63	3.58	2.69
Principal Window	53 - 167	39 - 82	40 - 49	31 - 36
Principal Window End	January 2020	December 2012	March 2010	February 2009

Class M-7
WAL	9.17	4.61	3.49	2.62
Principal Window	53 - 167	38 - 82	39 - 49	30 - 36
Principal Window End	January 2020	December 2012	March 2010	February 2009

Class M-8
WAL	9.17	4.60	3.44	2.58
Principal Window	53 - 167	38 - 82	38 - 49	29 - 36
Principal Window End	January 2020	December 2012	March 2010	February 2009

Class M-9
WAL	9.17	4.60	3.39	2.55
Principal Window	53 - 167	38 - 82	37 - 49	29 - 36
Principal Window End	January 2020	December 2012	March 2010	February 2009

Assumptions:
1. Prepayments are capped at 85CPR.

Assumed Monthly Excess Interest at Static Indices

Period	Excess Interest at Static Indices (%)	Period	Excess Interest at Static Indices (%)	Period	Excess Interest at Static Indices (%)
1	2.77	29	3.58	57	3.38
2	1.84	30	3.41	58	3.54
3	1.99	31	3.41	59	3.37
4	1.84	32	3.57	60	3.36
5	1.99	33	3.41	61	3.85
6	1.83	34	3.61	62	3.36
7	1.83	35	3.44	63	3.52
8	2.02	36	3.43	64	3.35
9	1.87	37	3.92	65	3.51
10	2.01	38	3.38	66	3.35
11	1.86	39	3.58	67	3.34
12	1.86	40	3.43	68	3.50
13	2.31	41	3.59	69	3.34
14	1.85	42	3.43	70	3.50
15	2.00	43	3.43	71	3.34
16	1.85	44	3.59	72	3.34
17	1.99	45	3.42	73	3.67
18	1.84	46	3.59	74	3.35
19	1.84	47	3.42	75	3.52
20	2.00	48	3.42	76	3.36
21	2.23	49	3.91	77	3.53
22	3.69	50	3.41	78	3.38
23	3.50	51	3.57	79	3.38
24	3.47	52	3.40	80	3.55
25	3.77	53	3.56	81	3.40
26	3.44	54	3.39	82	3.56
27	3.60	55	3.39
28	3.43	56	3.55

Assumptions:
1) Run at Pricing Prepayment Assumption
2) Excess (30/360)
3) Static Indices: 1mL = 4.57% 6mL = 4.89% 1 Yr Treasury = 4.66%
4) 10% optional clean-up call
5) Includes payments made from the Cap Agreement, if any

Assumed Monthly Excess Interest at Forward Indices

Period	1 Month LIBOR Forwards (%)	6 Month LIBOR Forwards (%)	1 Year Treasury Forwards (%)	Excess Interest at Forwards (%)	Period	1 Month LIBOR Forwards (%)	6 Month LIBOR Forwards (%)	1 Year Treasury Forwards (%)	Excess Interest at Forwards (%)
1	4.57000	4.89000	4.66000	2.77	42	4.92738	4.99057	4.37055	3.24
2	4.70342	4.97527	4.67705	1.71	43	4.93252	4.99444	4.37260	3.24
3	4.81296	5.03210	4.69430	1.82	44	4.93717	4.99756	4.37541	3.40
4	4.91839	5.06742	4.68518	1.66	45	4.94152	5.00006	4.37822	3.23
5	5.00323	5.08308	4.66945	1.82	46	4.94542	5.00204	4.38573	3.41
6	5.05099	5.08206	4.65373	1.66	47	4.94835	5.00368	4.39442	3.24
7	5.05353	5.06969	4.64034	1.66	48	4.95011	5.00518	4.40311	3.24
8	5.03731	5.05297	4.62752	1.85	49	4.95089	5.00680	4.41534	3.74
9	5.02042	5.03500	4.61470	1.69	50	4.95181	5.00874	4.42845	3.22
10	5.01040	5.01622	4.60235	1.84	51	4.95319	5.01100	4.44156	3.39
11	4.99724	4.99606	4.59012	1.68	52	4.95503	5.01349	4.45655	3.22
12	4.97834	4.97555	4.57789	1.68	53	4.95718	5.01614	4.47201	3.38
13	4.95530	4.95626	4.56128	2.14	54	4.95962	5.01888	4.48747	3.21
14	4.93171	4.93959	4.54358	1.67	55	4.96231	5.02164	4.50189	3.20
15	4.91010	4.92599	4.52588	1.82	56	4.96507	5.02436	4.51604	3.37
16	4.89196	4.91546	4.51197	1.66	57	4.96783	5.02703	4.53020	3.19
17	4.87669	4.90768	4.49901	1.82	58	4.97060	5.02967	4.53922	3.36
18	4.86498	4.90227	4.48605	1.66	59	4.97327	5.03227	4.54695	3.18
19	4.85731	4.89860	4.48096	1.66	60	4.97583	5.03484	4.55467	3.17
20	4.85180	4.89599	4.47785	1.82	61	4.97829	5.03734	4.55598	3.69
21	4.84815	4.89418	4.47473	2.04	62	4.98078	5.03978	4.55568	3.16
22	4.84628	4.89300	4.47828	3.50	63	4.98333	5.04212	4.55538	3.33
23	4.84485	4.89228	4.48350	3.30	64	4.98591	5.04436	4.55548	3.03
24	4.84340	4.89219	4.48871	3.27	65	4.98833	5.04648	4.55567	3.20
25	4.84199	4.89298	4.48860	3.59	66	4.99055	5.04850	4.55586	3.02
26	4.84118	4.89491	4.48715	3.24	67	4.99259	5.05042	4.55570	3.01
27	4.84117	4.89813	4.48570	3.40	68	4.99455	5.05228	4.55545	3.18
28	4.84208	4.90278	4.48062	3.23	69	4.99649	5.05406	4.55520	3.00
29	4.84431	4.90887	4.47463	3.39	70	4.99837	5.05577	4.55555	3.18
30	4.84803	4.91591	4.46864	3.21	71	5.00017	5.05742	4.55604	3.01
31	4.85333	4.92319	4.45788	3.20	72	5.00187	5.05900	4.55653	3.01
32	4.86014	4.93010	4.44591	3.37	73	5.00348	5.06052	4.55730	3.37
33	4.86851	4.93659	4.43395	3.21	74	5.00503	5.06200	4.55814	3.02
34	4.87788	4.94278	4.42008	3.43	75	5.00655	5.06344	4.55898	3.20
35	4.88564	4.94879	4.40572	3.25	76	5.00802	5.06484	4.56037	3.03
36	4.89084	4.95480	4.39137	3.24	77	5.00945	5.06619	4.56189	3.21
37	4.89397	4.96101	4.38444	3.75	78	5.01083	5.06751	4.56342	3.04
38	4.89830	4.96757	4.37937	3.18	79	5.01217	5.06880	4.56454	3.05
39	4.90485	4.97419	4.37430	3.40	80	5.01348	5.07007	4.56556	3.23
40	4.91320	4.98043	4.37250	3.25	81	5.01475	5.07131	4.56658	3.06
41	4.92097	4.98591	4.37153	3.42	82	5.01599	5.07253	4.56878	3.24

Assumptions:
1. Run at Pricing Prepayment Assumption
2. Excess (30/360)
3. 10% optional clean-up call
4. Includes payments made from the Cap Agreement

BREAKEVEN (PRIOR TO 1ST DOLLAR LOSS)

BOND	CDR BE RATE	WAL (Yrs)	Cum Loss (%)
M-1	25.28	6.83	19.45
M-2	20.09	7.83	16.73
M-3	17.10	9.20	14.96
M-4	15.00	10.21	13.61
M-5	13.04	10.74	12.25
M-6	11.45	11.56	11.08
M-7	10.02	12.15	9.97
M-8	9.22	13.70	9.32
M-9	8.05	13.22	8.33

Assumptions:

1.	Stepdown fail
2.	40 % Loss Severity
3.	6 Months Lag
4.	Defaults outside Prepays
5.	Pricing Prepayment Assumption
6.	CDR shown before 1st $ lost
7.	Certificates use 1-month LIBOR forward and collateral uses 6-month LIBOR forward and 1 Yr TSY forward

Aggregate Collateral: Summary
Statistics for the Mortgage Loans listed below are based on Cut-Off Date scheduled balances.

		Minimum	Maximum

Scheduled Principal Balance:	$ 424,834,835.80
Number of Mortgage Loans	2,859
Average Scheduled Principal Balance:	$ 148,595.61	$ 7,589.86	$ 947,121.33
Weighted Average Gross Coupon:	7.259%	5.125%	12.500%
Weighted Average Original Credit Score:	618	475	814
Weighted Average Original Combined LTV Ratio (1):	80.83%	15.79%	100.00%
Weighted Average Combined LTV Ratio (2):	81.63%	15.79%	100.00%
Weighted Average Stated Remaining Term:	347 Months	168 Months	358 Months
Weighted Average Original Term:	350 Months	180 Months	360 Months
Weighted Average Roll Term:	21 Months	2 Months	33 Months
Weighted Average Gross Margin:	4.791%	2.250%	9.475%
Weighted Average Initial Periodic Rate Cap:	2.971%	2.000%	3.000%
Weighted Average Subsequent Periodic Rate Cap:	1.029%	1.000%	2.000%
Weighted Average Gross Maximum Lifetime Rate:	13.106%	11.125%	17.500%
Weighted Average Gross Minimum Lifetime Rate:	4.979%	2.250%	10.500%
Weighted Average Seasoning:	3 Months	2 Months	18 Months
Weighted Average Origination Date:	October 2005	July 2004	November 2005
Weighted Average First Adjustment Date:	October 2007	April 2006	November 2008
Weighted Average Next Adjustment Date:	October 2007	April 2006	November 2008
Percent Interest Only Loans:	13.60%
Percent Second Liens:	4.45%
Percent of First Lien with Silent Seconds:	5.04%
Weighted Average Debt-To-Income Ratio:	40.86%		94.93%

(1) Original Combined LTV = Principal Balance at Origination + Senior Lien Balance (as applicable) / property value

(2) Fully Combined LTV = Principal Balance at Origination+ Senior and known Junior Lien Balances (as applicable) / property value

Product Type of the Mortgage Loans

Product Type	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Combined Loan-to-Value Ratio	Weighted Average Original Fully Combined Loan-to-Value Ratio	Weighted Average Credit Score
2/28 Hybrid ARM	1,511	243,173,143.71	57.24	160,935.24	7.181	81.05	81.71	606
30 Year Fixed Rate	893	82,273,130.95	19.37	92,131.17	7.990	81.54	81.87	638
2/28 Hybrid ARM IO	201	53,660,784.12	12.63	266,969.08	6.719	83.65	85.68	630
Fixed Rate 30/15 Balloon	77	18,083,674.52	4.26	234,852.92	6.651	75.26	76.89	653
1/29 Hybrid ARM	37	9,106,373.65	2.14	246,118.21	7.345	76.55	76.92	606
3/27 Hybrid ARM	56	8,859,680.99	2.09	158,208.59	7.115	80.61	80.84	618
15 Year Fixed Rate	61	4,934,793.94	1.16	80,898.26	7.443	63.82	64.34	628
3/27 Hybrid ARM IO	12	3,578,768.28	0.84	298,230.69	6.711	78.56	79.45	630
30 Year Fixed Rate IO	6	519,740.16	0.12	86,623.36	7.839	69.29	69.29	594
20 Year Fixed Rate	4	325,063.75	0.08	81,265.94	7.596	51.71	51.71	626
25 Year Fixed Rate	1	319,681.73	0.08	319,681.73	6.375	39.63	39.63	678
Total:	2,859	424,834,835.80	100.00	148,595.61	7.259	80.83	81.63	618

Principal Balances of the Mortgage Loans at Origination

Range ($)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Combined Loan-to-Value Ratio	Weighted Average Original Fully Combined Loan-to-Value Ratio	Weighted Average Credit Score
7,600.00 - 25,000.00	170	3,052,185.31	0.72	17,954.03	10.788	93.94	93.94	614
25,000.01 - 50,000.00	420	15,638,271.40	3.68	37,233.98	9.627	87.59	87.72	613
50,000.01 - 75,000.00	268	16,617,923.89	3.91	62,007.18	8.829	85.76	86.44	611
75,000.01 - 100,000.00	295	25,704,744.54	6.05	87,134.73	7.880	80.83	81.67	613
100,000.01 - 125,000.00	313	35,402,188.53	8.33	113,106.03	7.632	82.24	82.91	609
125,000.01 - 150,000.00	250	34,514,589.46	8.12	138,058.36	7.562	81.48	82.05	612
150,000.01 - 175,000.00	238	38,656,497.76	9.10	162,422.26	7.149	80.35	81.70	612
175,000.01 - 200,000.00	236	44,335,966.43	10.44	187,864.26	6.975	79.12	79.57	615
200,000.01 - 225,000.00	165	35,241,497.62	8.30	213,584.83	6.992	80.22	80.54	617
225,000.01 - 250,000.00	100	23,820,336.85	5.61	238,203.37	6.877	82.08	82.27	619
250,000.01 - 275,000.00	75	19,613,230.40	4.62	261,509.74	6.958	81.08	81.47	619
275,000.01 - 300,000.00	71	20,487,652.84	4.82	288,558.49	6.972	78.21	78.50	614
300,000.01 - 359,650.00	89	29,198,960.62	6.87	328,078.21	6.942	79.76	80.63	617
359,650.01 - 500,000.00	111	46,945,853.75	11.05	422,935.62	6.617	80.19	81.06	625
500,000.01 - 950,000.00	58	35,604,936.40	8.38	613,878.21	6.499	77.96	80.51	643
Total:	2,859	424,834,835.80	100.00	148,595.61	7.259	80.83	81.63	618

The average loan balance of the mortgage loans at origination was $149,070.

Principal Balances of the Mortgage Loans as of the Cut-Off Date

Range ($)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Combined Loan-to-Value Ratio	Weighted Average Original Fully Combined Loan-to-Value Ratio	Weighted Average Credit Score
7,589.86 - 25,000.00	170	3,052,185.31	0.72	17,954.03	10.788	93.94	93.94	614
25,000.01 - 50,000.00	423	15,787,148.21	3.72	37,321.86	9.606	87.50	87.63	614
50,000.01 - 75,000.00	278	17,434,974.97	4.10	62,715.74	8.730	84.59	85.23	611
75,000.01 - 100,000.00	283	24,838,735.30	5.85	87,769.38	7.924	81.49	82.36	612
100,000.01 - 125,000.00	312	35,302,269.88	8.31	113,148.30	7.629	82.26	82.93	610
125,000.01 - 150,000.00	250	34,514,589.46	8.12	138,058.36	7.562	81.48	82.05	612
150,000.01 - 175,000.00	239	38,831,275.86	9.14	162,473.96	7.148	80.40	81.73	613
175,000.01 - 200,000.00	237	44,560,078.14	10.49	188,017.21	6.978	79.05	79.49	615
200,000.01 - 225,000.00	164	35,067,353.14	8.25	213,825.32	6.992	80.30	80.63	617
225,000.01 - 250,000.00	99	23,595,591.52	5.55	238,339.31	6.871	82.05	82.24	619
250,000.01 - 275,000.00	75	19,613,230.40	4.62	261,509.74	6.958	81.08	81.47	619
275,000.01 - 300,000.00	72	20,787,630.38	4.89	288,717.09	6.998	78.01	78.30	612
300,000.01 - 359,650.00	92	30,334,993.31	7.14	329,728.19	6.900	80.07	80.91	620
359,650.01 - 500,000.00	108	46,009,592.10	10.83	426,014.74	6.626	79.94	80.83	625
500,000.01 - 947,121.33	57	35,105,187.82	8.26	615,880.49	6.492	78.13	80.72	642
Total:	2,859	424,834,835.80	100.00	148,595.61	7.259	80.83	81.63	618

The average loan balance of the mortgage loans as of the cut-off date was $148,596.

Gross Mortgage Rates of the Mortgage Loans at Origination

Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Combined Loan-to-Value Ratio	Weighted Average Original Fully Combined Loan-to-Value Ratio	Weighted Average Credit Score
5.125 - 5.499	18	5,979,812.43	1.41	332,211.80	5.233	65.30	70.09	668
5.500 - 5.999	167	42,681,478.60	10.05	255,577.72	5.854	74.17	76.70	657
6.000 - 6.499	237	53,890,320.41	12.69	227,385.32	6.265	76.52	77.45	634
6.500 - 6.999	605	121,925,799.28	28.70	201,530.25	6.755	79.73	80.52	622
7.000 - 7.499	306	52,908,004.74	12.45	172,901.98	7.240	81.11	81.63	609
7.500 - 7.999	471	70,473,568.71	16.59	149,625.41	7.735	84.23	84.35	599
8.000 - 8.499	188	20,271,301.83	4.77	107,826.07	8.238	85.06	85.38	595
8.500 - 8.999	207	22,653,616.18	5.33	109,437.76	8.701	84.53	84.77	586
9.000 - 9.499	88	7,649,232.30	1.80	86,923.09	9.222	80.49	80.58	566
9.500 - 9.999	134	8,313,585.32	1.96	62,041.68	9.736	85.54	86.06	605
10.000 - 10.499	100	5,233,545.39	1.23	52,335.45	10.162	96.22	96.22	644
10.500 - 10.999	92	4,199,023.07	0.99	45,641.56	10.642	92.74	92.74	614
11.000 - 11.499	83	3,479,917.97	0.82	41,926.72	11.124	98.19	98.19	623
11.500 - 11.999	104	3,403,665.85	0.80	32,727.56	11.637	99.00	99.00	602
12.000 - 12.499	58	1,743,084.35	0.41	30,053.18	12.069	98.71	98.71	585
12.500 - 12.500	1	28,879.37	0.01	28,879.37	12.500	100.00	100.00	659
Total:	2,859	424,834,835.80	100.00	148,595.61	7.259	80.83	81.63	618

The weighted-average mortgage rate of the mortgage loans as of the cut-off date was 7.259%

Original Term to Maturity of the Mortgage Loans

Original Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Combined Loan-to-Value Ratio	Weighted Average Original Fully Combined Loan-to-Value Ratio	Weighted Average Credit Score
180	138	23,018,468.46	5.42	166,800.50	6.821	72.81	74.20	648
240	4	325,063.75	0.08	81,265.94	7.596	51.71	51.71	626
300	1	319,681.73	0.08	319,681.73	6.375	39.63	39.63	678
360	2,716	401,171,621.86	94.43	147,706.78	7.284	81.35	82.11	616
Total:	2,859	424,834,835.80	100.00	148,595.61	7.259	80.83	81.63	618

The weighted-average original term to maturity of the mortgage loans as of the cut-off date was 350 months.

Remaining Term to Maturity of the Mortgage Loans

Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Combined Loan-to-Value Ratio	Weighted Average Original Fully Combined Loan-to-Value Ratio	Weighted Average Credit Score
168 - 180	138	23,018,468.46	5.42	166,800.50	6.821	72.81	74.20	648
181 - 240	4	325,063.75	0.08	81,265.94	7.596	51.71	51.71	626
241 - 300	1	319,681.73	0.08	319,681.73	6.375	39.63	39.63	678
301 - 358	2,716	401,171,621.86	94.43	147,706.78	7.284	81.35	82.11	616
Total:	2,859	424,834,835.80	100.00	148,595.61	7.259	80.83	81.63	618

The weighted-average remaining term to maturity of the mortgage loans as of the cut-off date was 347 months.

Seasoning of the Mortgage Loans

Seasoning (Months)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Combined Loan-to-Value Ratio	Weighted Average Original Fully Combined Loan-to-Value Ratio	Weighted Average Credit Score
2 - 6	2,722	413,520,038.49	97.34	151,917.72	7.242	80.80	81.62	618
7 - 12	134	11,018,940.86	2.59	82,230.90	7.854	81.84	81.84	624
13 - 18	3	295,856.45	0.07	98,618.82	8.875	85.11	85.11	574
Total:	2,859	424,834,835.80	100.00	148,595.61	7.259	80.83	81.63	618

The weighted-average seasoning of the mortgage loans as of the cut-off date was 3 months.

Combined Loan-To-Value Ratio of the Mortgage Loans at Origination

Combined Loan-To-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Combined Loan-to-Value Ratio	Weighted Average Original Fully Combined Loan-to-Value Ratio	Weighted Average Credit Score
15.79 - 25.00	7	375,089.38	0.09	53,584.20	7.197	21.33	21.33	601
25.01 - 30.00	9	720,255.07	0.17	80,028.34	7.113	27.53	27.53	617
30.01 - 35.00	18	2,051,804.57	0.48	113,989.14	6.826	32.71	34.33	633
35.01 - 40.00	11	1,426,242.61	0.34	129,658.42	6.999	38.27	38.27	604
40.01 - 45.00	18	2,617,566.08	0.62	145,420.34	6.741	43.29	43.29	614
45.01 - 50.00	37	5,017,226.84	1.18	135,600.73	6.619	47.73	47.73	625
50.01 - 55.00	55	9,972,442.30	2.35	181,317.13	6.747	52.30	52.80	620
55.01 - 60.00	70	10,758,391.59	2.53	153,691.31	6.740	57.87	58.09	615
60.01 - 65.00	120	21,663,685.09	5.10	180,530.71	6.883	63.22	63.35	599
65.01 - 70.00	169	28,433,347.96	6.69	168,244.66	6.750	68.29	69.21	607
70.01 - 75.00	222	38,461,059.27	9.05	173,248.01	7.133	73.74	74.05	603
75.01 - 80.00	488	91,315,770.10	21.49	187,122.48	6.935	79.40	82.40	616
80.01 - 85.00	273	45,746,165.66	10.77	167,568.37	7.099	84.32	84.38	616
85.01 - 90.00	560	99,424,533.44	23.40	177,543.81	7.224	89.62	89.70	619
90.01 - 95.00	224	28,927,796.58	6.81	129,141.95	7.718	94.68	94.70	637
95.01 - 100.00	578	37,923,459.26	8.93	65,611.52	9.137	99.94	99.94	640
Total:	2,859	424,834,835.80	100.00	148,595.61	7.259	80.83	81.63	618

The weighted-average Combined loan-to-value ratio of the mortgage loans as of the cut-off date was 80.83%.

Fully Combined Loan-To-Value Ratio of the Mortgage Loans at Origination

Fully Combined Loan-To-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Combined Loan-to-Value Ratio	Weighted Average Original Fully Combined Loan-to-Value Ratio	Weighted Average Credit Score
15.79 - 25.00	7	375,089.38	0.09	53,584.20	7.197	21.33	21.33	601
25.01 - 30.00	9	720,255.07	0.17	80,028.34	7.113	27.53	27.53	617
30.01 - 35.00	17	1,653,660.50	0.39	97,274.15	7.212	32.57	32.57	598
35.01 - 40.00	11	1,426,242.61	0.34	129,658.42	6.999	38.27	38.27	604
40.01 - 45.00	19	3,015,710.15	0.71	158,721.59	6.541	41.97	43.08	636
45.01 - 50.00	37	5,017,226.84	1.18	135,600.73	6.619	47.73	47.73	625
50.01 - 55.00	54	9,636,025.11	2.27	178,444.91	6.802	52.38	52.38	615
55.01 - 60.00	69	10,494,053.55	2.47	152,087.73	6.734	57.85	57.85	617
60.01 - 65.00	119	21,873,096.89	5.15	183,807.54	6.854	63.01	63.24	601
65.01 - 70.00	165	27,694,852.06	6.52	167,847.59	6.758	68.15	68.24	604
70.01 - 75.00	216	37,661,909.39	8.87	174,360.69	7.120	73.72	73.72	603
75.01 - 80.00	419	76,160,969.37	17.93	181,768.42	7.052	79.34	79.35	607
80.01 - 85.00	271	45,764,011.44	10.77	168,870.89	7.098	84.24	84.31	615
85.01 - 90.00	564	100,801,971.71	23.73	178,726.90	7.218	89.29	89.59	619
90.01 - 95.00	237	31,705,379.26	7.46	133,777.97	7.595	93.53	94.66	638
95.01 - 100.00	645	50,834,382.47	11.97	78,813.00	8.447	94.84	99.89	646
Total:	2,859	424,834,835.80	100.00	148,595.61	7.259	80.83	81.63	618

The weighted-average Combined loan-to-value ratio of the mortgage loans as of the cut-off date was 81.63%.

Occupancy Type of the Mortgage Loans at Origination

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Combined Loan-to-Value Ratio	Weighted Average Original Fully Combined Loan-to-Value Ratio	Weighted Average Credit Score
Owner Occupied	2,803	417,338,214.84	98.24	148,889.84	7.263	81.10	81.91	617
Investor	48	6,350,699.34	1.49	132,306.24	7.008	65.18	65.18	639
Second Home	8	1,145,921.62	0.27	143,240.20	7.034	69.43	69.43	633
Total:	2,859	424,834,835.80	100.00	148,595.61	7.259	80.83	81.63	618

Property Types of the Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Combined Loan-to-Value Ratio	Weighted Average Original Fully Combined Loan-to-Value Ratio	Weighted Average Credit Score
Single Family	2,595	383,292,602.23	90.22	147,704.28	7.256	80.83	81.51	617
Condominium	125	19,688,414.16	4.63	157,507.31	7.114	82.26	84.32	627
PUD	72	11,881,178.82	2.80	165,016.37	7.086	77.77	79.53	630
Two to Four Family	67	9,972,640.59	2.35	148,845.38	7.840	81.73	83.47	621
Total:	2,859	424,834,835.80	100.00	148,595.61	7.259	80.83	81.63	618

Loan Purpose of the Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Combined Loan-to-Value Ratio	Weighted Average Original Fully Combined Loan-to-Value Ratio	Weighted Average Credit Score
Cash-Out Refinance	1,811	310,541,410.34	73.10	171,475.10	7.061	77.91	78.27	613
Purchase	866	90,505,995.33	21.30	104,510.39	7.910	90.00	91.97	632
Rate/Term Refinance	182	23,787,430.13	5.60	130,700.17	7.368	84.20	86.10	623
Total:	2,859	424,834,835.80	100.00	148,595.61	7.259	80.83	81.63	618

Documentation of the Mortgage Loans at Origination

Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Combined Loan-to-Value Ratio	Weighted Average Original Fully Combined Loan-to-Value Ratio	Weighted Average Credit Score
Full	2,649	378,494,258.77	89.09	142,881.94	7.310	80.93	81.60	616
Full Doc w/ 12 Months' Bank Statements	204	45,242,911.80	10.65	221,778.98	6.833	80.18	81.96	632
Full Doc w/ 6 Months' Bank Statements	6	1,097,665.23	0.26	182,944.21	7.081	76.16	76.16	566
Total:	2,859	424,834,835.80	100.00	148,595.61	7.259	80.83	81.63	618

Lien Position of the Mortgage Loans at Origination

Lien Position	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Combined Loan-to-Value Ratio	Weighted Average Original Fully Combined Loan-to-Value Ratio	Weighted Average Credit Score
First	2,382	405,930,688.98	95.55	170,415.91	7.097	79.97	80.80	617
Second	477	18,904,146.82	4.45	39,631.34	10.729	99.33	99.33	638
Total:	2,859	424,834,835.80	100.00	148,595.61	7.259	80.83	81.63	618

Index of the Mortgage Loans

Index	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Combined Loan-to-Value Ratio	Weighted Average Original Fully Combined Loan-to-Value Ratio	Weighted Average Credit Score
Six-Month LIBOR	1,780	309,272,377.10	72.80	173,748.53	7.094	81.46	82.35	611
One Year CMT	37	9,106,373.65	2.14	246,118.21	7.345	76.55	76.92	606
Fixed Rate	1,042	106,456,085.05	25.06	102,165.15	7.731	79.38	79.93	640
Total:	2,859	424,834,835.80	100.00	148,595.61	7.259	80.83	81.63	618

Prepayment Penalty Status of the Mortgage Loans at Origination

Prepayment Penalty Status	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Combined Loan-to-Value Ratio	Weighted Average Original Fully Combined Loan-to-Value Ratio	Weighted Average Credit Score
Has Prepayment Penalty	1,785	298,694,997.58	70.31	167,336.13	6.996	80.17	80.91	618
No Prepayment Penalty	1,074	126,139,838.22	29.69	117,448.64	7.882	82.40	83.33	616
Total:	2,859	424,834,835.80	100.00	148,595.61	7.259	80.83	81.63	618

Prepayment Penalty Term of the Mortgage Loans at Origination

Prepayment Penalty Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Combined Loan-to-Value Ratio	Weighted Average Original Fully Combined Loan-to-Value Ratio	Weighted Average Credit Score
1 - 12	33	5,381,223.99	1.27	163,067.39	7.345	70.51	70.51	613
13 - 24	1,312	221,343,806.46	52.10	168,707.17	7.012	82.05	82.89	610
25 - 36	439	71,895,350.36	16.92	163,770.73	6.917	75.11	75.58	644
37 - 60	1	74,616.77	0.02	74,616.77	8.500	85.00	85.00	593
No Prepayment Penalty	1,074	126,139,838.22	29.69	117,448.64	7.882	82.40	83.33	616
Total:	2,859	424,834,835.80	100.00	148,595.61	7.259	80.83	81.63	618

Geographic Concentration of the Mortgage Loans

Location	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Combined Loan-to-Value Ratio	Weighted Average Original Fully Combined Loan-to-Value Ratio	Weighted Average Credit Score
California	287	82,575,148.92	19.44	287,718.29	6.653	75.60	77.27	630
Maryland	205	40,369,234.64	9.50	196,923.10	7.158	79.83	79.92	612
Virginia	171	28,077,148.73	6.61	164,193.85	7.101	79.72	79.99	624
Florida	173	25,000,151.69	5.88	144,509.55	7.314	80.99	80.99	610
New Jersey	103	23,004,324.17	5.41	223,342.95	7.096	76.87	76.87	608
Illinois	150	19,910,521.99	4.69	132,736.81	7.405	83.50	83.87	620
Arizona	105	18,415,078.05	4.33	175,381.70	7.150	79.83	80.38	614
Wisconsin	108	13,138,174.45	3.09	121,649.76	7.542	83.59	86.22	612
Ohio	129	12,574,439.56	2.96	97,476.28	7.606	85.50	87.13	615
Pennsylvania	110	11,930,128.23	2.81	108,455.71	7.425	84.93	85.37	612
New York	59	11,320,379.24	2.66	191,870.83	7.502	76.00	76.02	610
Michigan	98	10,897,737.31	2.57	111,201.40	7.596	85.11	86.95	618
Minnesota	66	10,722,438.73	2.52	162,461.19	7.045	81.83	85.47	629
Indiana	136	10,360,798.79	2.44	76,182.34	7.725	82.15	82.49	605
Georgia	79	8,903,156.97	2.10	112,698.19	8.195	87.18	87.77	616
Missouri	97	8,773,319.39	2.07	90,446.59	7.774	86.31	86.31	614
Texas	59	7,832,135.32	1.84	132,748.06	7.438	86.01	87.54	620
District of Columbia	32	7,056,139.11	1.66	220,504.35	7.012	73.52	73.52	620
North Carolina	57	6,885,754.42	1.62	120,802.71	7.924	86.98	87.62	609
Washington	50	6,580,266.82	1.55	131,605.34	7.333	83.18	83.94	616
Colorado	47	6,452,093.34	1.52	137,278.58	7.428	86.29	87.36	622
Connecticut	28	6,096,328.39	1.43	217,726.01	7.058	79.85	80.42	597
Tennessee	64	5,937,700.48	1.40	92,776.57	7.721	84.35	84.57	614
Nevada	33	4,945,105.28	1.16	149,851.68	7.329	82.64	82.64	619
South Carolina	44	4,292,611.41	1.01	97,559.35	8.124	89.19	90.13	608
Kansas	29	3,351,599.37	0.79	115,572.39	7.644	84.09	84.29	616
Alabama	42	3,254,643.07	0.77	77,491.50	7.997	88.13	88.13	611
Iowa	47	2,980,261.07	0.70	63,409.81	8.103	90.83	92.27	624
Delaware	14	2,167,898.25	0.51	154,849.88	7.226	86.12	86.12	620
Oregon	17	2,167,729.83	0.51	127,513.52	7.258	83.06	83.06	624
Kentucky	32	2,131,465.64	0.50	66,608.30	7.858	85.13	85.13	613
Rhode Island	11	1,967,814.23	0.46	178,892.20	6.877	74.59	74.59	591
New Mexico	20	1,865,489.60	0.44	93,274.48	8.136	87.22	87.22	620
Oklahoma	25	1,849,391.54	0.44	73,975.66	7.994	85.65	85.65	619
Massachusetts	9	1,774,546.45	0.42	197,171.83	7.466	77.74	77.74	596
Montana	13	1,184,275.76	0.28	91,098.14	7.488	82.54	82.54	591
Mississippi	14	1,154,972.79	0.27	82,498.06	8.114	86.51	86.51	637
Louisiana	15	1,073,647.08	0.25	71,576.47	8.375	85.23	85.23	623
Arkansas	13	971,240.51	0.23	74,710.81	7.944	85.59	85.59	618
Alaska	5	870,036.22	0.20	174,007.24	7.197	79.64	79.64	663
Utah	5	535,958.91	0.13	107,191.78	7.637	94.85	94.85	657
South Dakota	10	526,783.11	0.12	52,678.31	8.883	89.53	89.53	612
West Virginia	13	505,992.75	0.12	38,922.52	9.306	93.51	93.51	611
New Hampshire	2	500,574.57	0.12	250,287.29	7.102	85.47	85.47	638
Idaho	6	448,872.12	0.11	74,812.02	7.673	91.48	91.48	662
Wyoming	5	440,567.54	0.10	88,113.51	7.601	86.27	86.27	601
Nebraska	14	429,528.75	0.10	30,680.63	9.545	96.42	96.42	632
Hawaii	2	395,212.36	0.09	197,606.18	6.956	91.16	91.16	671
North Dakota	5	198,943.37	0.05	39,788.67	8.561	88.50	88.50	654
Vermont	1	37,075.48	0.01	37,075.48	9.750	100.00	100.00	527
Total:	2,859	424,834,835.80	100.00	148,595.61	7.259	80.83	81.63	618

Mortgage Insurance Status of the Mortgage Loans at Origination

Mortgage Insurance Status	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Combined Loan-to-Value Ratio	Weighted Average Original Fully Combined Loan-to-Value Ratio	Weighted Average Credit Score
No Mortgage Insurance	2,848	423,279,387.32	99.63	148,623.38	7.260	80.80	81.60	618
Has Mortgage Insurance	11	1,555,448.48	0.37	141,404.41	6.978	89.15	89.15	611
Total:	2,859	424,834,835.80	100.00	148,595.61	7.259	80.83	81.63	618

Credit Score of the Mortgage Loans at Origination

Credit Score	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Combined Loan-to-Value Ratio	Weighted Average Original Fully Combined Loan-to-Value Ratio	Weighted Average Credit Score
475 - 499	12	483,249.19	0.11	40,270.77	10.049	82.69	82.69	486
500 - 524	57	6,236,572.86	1.47	109,413.56	9.185	71.78	72.02	512
525 - 549	155	22,666,858.09	5.34	146,237.79	8.005	71.05	71.18	541
550 - 574	339	51,877,726.24	12.21	153,031.64	7.462	77.05	77.15	565
575 - 599	552	77,284,905.28	18.19	140,008.89	7.396	79.64	79.85	587
600 - 624	615	88,207,055.58	20.76	143,426.11	7.300	83.49	83.78	612
625 - 649	484	73,540,132.24	17.31	151,942.42	7.089	83.51	84.45	636
650 - 674	355	54,378,117.25	12.80	153,177.80	7.009	84.41	86.30	661
675 - 699	150	27,000,332.36	6.36	180,002.22	6.688	81.33	83.81	686
700 - 724	62	11,513,739.44	2.71	185,705.47	6.722	82.45	84.04	711
725 - 749	35	4,995,876.05	1.18	142,739.32	6.495	73.80	77.30	735
750 - 774	15	1,998,516.86	0.47	133,234.46	6.815	81.05	82.93	758
775 - 799	12	3,341,669.24	0.79	278,472.44	5.964	63.68	64.67	784
800 - 814	3	527,919.16	0.12	175,973.05	6.401	89.06	96.58	806
Not Available	13	782,165.96	0.18	60,166.61	9.956	75.56	75.56	N/A
Total:	2,859	424,834,835.80	100.00	148,595.61	7.259	80.83	81.63	618

The weighted-average credit score of the mortgage loans as of the cut-off date was 618.

Debt-To-Income Ratio of the Mortgage Loans at Origination

Debt-To-Income Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Combined Loan-to-Value Ratio	Weighted Average Original Fully Combined Loan-to-Value Ratio	Weighted Average Credit Score
0.00 - 25.00	549	42,905,785.18	10.10	78,152.61	8.163	82.83	83.31	626
25.01 - 30.00	261	32,202,092.86	7.58	123,379.67	7.412	76.68	76.72	614
30.01 - 35.00	308	41,948,202.21	9.87	136,195.46	7.295	79.30	79.88	608
35.01 - 40.00	345	52,941,912.95	12.46	153,454.82	7.165	80.85	81.98	617
40.01 - 45.00	434	69,191,343.90	16.29	159,427.06	7.179	80.68	81.92	614
45.01 - 50.00	482	87,652,076.31	20.63	181,850.78	7.150	80.86	82.13	617
50.01 - 55.00	418	85,394,506.47	20.10	204,293.08	7.011	82.20	82.54	623
55.01 - 60.00	52	11,406,970.15	2.69	219,364.81	6.805	80.32	80.49	622
60.01 +	10	1,191,945.77	0.28	119,194.58	8.245	88.35	91.16	611
Total:	2,859	424,834,835.80	100.00	148,595.61	7.259	80.83	81.63	618

The weighted-average debt-to-income ratio of the mortgage loans as of the cut-off date was 40.86%.

Margin of the Adjustable-Rate Mortgage Loans

Margin (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Combined Loan-to-Value Ratio	Weighted Average Original Fully Combined Loan-to-Value Ratio	Weighted Average Credit Score
2.250 - 2.500	3	289,359.70	0.09	96,453.23	5.881	71.33	71.33	610
2.501 - 3.000	12	2,697,037.29	0.85	224,753.11	5.784	69.06	69.06	638
3.001 - 3.500	75	17,936,254.68	5.63	239,150.06	6.051	74.96	79.51	646
3.501 - 4.000	307	64,390,976.95	20.22	209,742.60	6.403	76.22	77.52	627
4.001 - 4.500	375	72,189,101.69	22.67	192,504.27	6.752	82.11	82.60	618
4.501 - 5.000	287	53,011,285.56	16.65	184,708.31	7.135	84.42	84.65	609
5.001 - 5.500	269	46,102,419.04	14.48	171,384.46	7.581	87.59	88.37	599
5.501 - 6.000	185	23,711,217.49	7.45	128,168.74	7.911	82.41	82.74	591
6.001 - 6.500	129	16,233,949.79	5.10	125,844.57	8.060	77.64	78.51	586
6.501 - 7.000	74	9,804,291.70	3.08	132,490.43	8.404	78.81	79.52	572
7.001 - 7.500	51	6,195,896.92	1.95	121,488.17	8.771	83.20	83.29	574
7.501 - 8.000	31	4,114,879.22	1.29	132,738.04	8.839	84.86	84.86	569
8.001 - 8.500	14	1,224,407.55	0.38	87,457.68	9.282	81.73	81.73	563
8.501 - 9.000	3	296,221.81	0.09	98,740.60	9.836	79.24	79.24	525
9.001 - 9.475	2	181,451.36	0.06	90,725.68	9.490	84.06	84.06	588
Total:	1,817	318,378,750.75	100.00	175,222.21	7.101	81.32	82.20	610

The weighted-average margin of the adjustable rate mortgage loans as of the cut-off date was 4.791%

Next Rate Adjustment Date of the Adjustable-Rate Mortgage Loans

Next Rate Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Combined Loan-to-Value Ratio	Weighted Average Original Fully Combined Loan-to-Value Ratio	Weighted Average Credit Score
January 2006 to June 2006	1	256,514.88	0.08	256,514.88	5.830	85.00	85.00	615
July 2006 to December 2006	38	9,080,373.25	2.85	238,957.19	7.423	76.60	76.97	605
January 2007 to June 2007	15	2,984,179.65	0.94	198,945.31	6.671	80.52	80.52	634
July 2007 to December 2007	1,695	293,619,233.70	92.22	173,226.69	7.101	81.53	82.45	610
January 2008 to June 2008	1	738,000.00	0.23	738,000.00	6.625	61.50	61.50	541
July 2008 to December 2008	67	11,700,449.27	3.68	174,633.57	7.022	81.19	81.63	626
Total:	1,817	318,378,750.75	100.00	175,222.21	7.101	81.32	82.20	610

The weighted-average next rate adjustment date of the adjustable rate mortgage loans as of the cut-off date was October 2007.

Maximum Mortgage Rate of the Adjustable-Rate Mortgage Loans

Maximum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Combined Loan-to-Value Ratio	Weighted Average Original Fully Combined Loan-to-Value Ratio	Weighted Average Credit Score
11.125 - 11.500	19	5,836,695.21	1.83	307,194.48	5.318	72.50	75.99	632
11.501 - 12.000	136	32,215,662.09	10.12	236,879.87	5.865	76.65	80.13	647
12.001 - 12.500	256	57,324,280.11	18.01	223,922.97	6.336	77.29	78.20	626
12.501 - 13.000	411	81,992,776.81	25.75	199,495.81	6.816	81.76	82.38	614
13.001 - 13.500	287	50,000,332.46	15.70	174,217.19	7.307	83.26	83.70	604
13.501 - 14.000	297	45,390,730.59	14.26	152,830.74	7.786	85.45	85.67	594
14.001 - 14.500	161	20,178,455.38	6.34	125,332.02	8.293	85.83	85.97	593
14.501 - 15.000	122	13,855,652.64	4.35	113,570.92	8.768	84.54	84.80	578
15.001 - 15.500	63	5,730,545.19	1.80	90,961.03	9.261	79.59	79.98	560
15.501 - 16.000	40	3,568,089.48	1.12	89,202.24	9.713	78.22	79.02	558
16.001 - 16.500	17	1,869,821.11	0.59	109,989.48	10.091	80.43	80.43	537
16.501 - 17.000	5	218,224.30	0.07	43,644.86	10.784	75.67	75.67	506
17.001 - 17.500	3	197,485.38	0.06	65,828.46	11.184	84.13	84.13	561
Total:	1,817	318,378,750.75	100.00	175,222.21	7.101	81.32	82.20	610

The weighted-average maximum mortgage rate of the adjustable rate mortgage loans as of the cut-off date was 13.106%.

Minimum Mortgage Rate of the Adjustable-Rate Mortgage Loans

Minimum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Combined Loan-to-Value Ratio	Weighted Average Original Fully Combined Loan-to-Value Ratio	Weighted Average Credit Score
2.250 - 2.500	3	289,359.70	0.09	96,453.23	5.881	71.33	71.33	610
2.501 - 3.000	7	798,653.20	0.25	114,093.31	6.484	77.93	77.93	627
3.001 - 3.500	72	17,590,573.58	5.53	244,313.52	6.036	74.75	79.40	647
3.501 - 4.000	294	61,128,975.40	19.20	207,921.69	6.395	76.49	77.73	627
4.001 - 4.500	357	69,656,438.17	21.88	195,116.07	6.725	82.16	82.62	618
4.501 - 5.000	270	49,560,563.03	15.57	183,557.64	7.113	84.95	85.14	610
5.001 - 5.500	249	43,227,691.59	13.58	173,605.19	7.528	88.03	88.44	598
5.501 - 6.000	170	22,306,911.81	7.01	131,217.13	7.762	81.77	82.21	595
6.001 - 6.500	112	14,552,408.12	4.57	129,932.22	7.895	75.91	77.40	587
6.501 - 7.000	81	12,746,892.84	4.00	157,369.05	7.847	77.56	79.01	588
7.001 - 7.500	63	8,239,723.92	2.59	130,789.27	8.074	79.16	79.99	583
7.501 - 8.000	61	8,586,776.97	2.70	140,766.84	8.219	81.59	81.94	582
8.001 - 8.500	36	4,778,100.52	1.50	132,725.01	8.428	84.14	84.54	591
8.501 - 9.000	20	2,648,990.87	0.83	132,449.54	8.727	85.01	85.01	589
9.001 - 9.500	12	1,217,822.30	0.38	101,485.19	9.294	81.65	81.65	569
9.501 - 10.000	5	525,884.88	0.17	105,176.98	9.724	75.90	75.90	527
10.001 - 10.500	5	522,983.85	0.16	104,596.77	10.384	79.44	79.44	526
Total:	1,817	318,378,750.75	100.00	175,222.21	7.101	81.32	82.20	610

The weighted-average minimum mortgage rate of the adjustable rate mortgage loans as of the cut-off date was 4.979%

Initial Periodic Cap of the Adjustable-Rate Mortgage Loans

Initial Periodic Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Combined Loan-to-Value Ratio	Weighted Average Original Fully Combined Loan-to-Value Ratio	Weighted Average Credit Score
2.000 - 2.500	37	9,106,373.65	2.86	246,118.21	7.345	76.55	76.92	606
2.501 - 3.000	1,780	309,272,377.10	97.14	173,748.53	7.094	81.46	82.35	611
Total:	1,817	318,378,750.75	100.00	175,222.21	7.101	81.32	82.20	610

The weighted-average initial periodic cap of the adjustable rate mortgage loans as of the cut-off date was 2.971%

Subsequent Periodic Cap of the Adjustable-Rate Mortgage Loans

Subsequent Periodic Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Combined Loan-to-Value Ratio	Weighted Average Original Fully Combined Loan-to-Value Ratio	Weighted Average Credit Score
1.000	1,778	308,769,523.40	96.98	173,661.15	7.092	81.49	82.38	611
1.500	4	735,238.79	0.23	183,809.70	8.306	72.84	72.84	559
2.000	35	8,873,988.56	2.79	253,542.53	7.326	76.20	76.58	605
Total:	1,817	318,378,750.75	100.00	175,222.21	7.101	81.32	82.20	610

The weighted-average subsequent periodic cap of the adjustable rate mortgage loans as of the cut-off date was 1.029%

Interest Only Term of the Mortgage Loans at Origination

Interest Only Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Combined Loan-to-Value Ratio	Weighted Average Original Fully Combined Loan-to-Value Ratio	Weighted Average Credit Score
24	4	500,814.27	0.12	125,203.57	8.160	87.42	87.42	614
60	215	57,258,478.29	13.48	266,318.50	6.716	83.17	85.12	630
None	2,640	367,075,543.24	86.40	139,043.77	7.342	80.46	81.07	616
Total:	2,859	424,834,835.80	100.00	148,595.61	7.259	80.83	81.63	618

Historical Delinquency of the Mortgage Loans

Historical Delinquency (Past 12 Months)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Combined Loan-to-Value Ratio	Weighted Average Original Fully Combined Loan-to-Value Ratio	Weighted Average Credit Score
0 X 30 Days Delinquent	2,779	414,139,909.60	97.48	149,024.80	7.248	80.92	81.73	619
1 X 30 Days Delinquent	64	7,772,694.13	1.83	121,448.35	7.675	78.57	78.87	587
2 X 30 Days Delinquent	16	2,922,232.07	0.69	182,639.50	7.746	74.38	74.46	559
Total:	2,859	424,834,835.80	100.00	148,595.61	7.259	80.83	81.63	618

Rating Agency Contacts

Standard & Poor’s	Peter Graham
212.438.1599

Moody’s	Mike Zoccolli
212.553.1012